                                                                 EXHIBIT 10.6



                       RESTATED UNITED RETAIL GROUP, INC.
                             1996 STOCK OPTION PLAN
                              (DATED MARCH 6, 1998)


WHEREAS, United Retail Group, Inc., a Delaware corporation (the "Company"), desires to attract and retain the best available directors, executives, and key management associates for itself and its direct and indirect subsidiaries, to provide long range inducements for them to remain associated with the Company and its direct and indirect subsidiaries, to provide the highest level of performance by such directors, executives and associates, and to acquire a permanent stake in the Company with the interest and outlook of owners; and

WHEREAS, the Board of Directors of the Company adopted the United Retail Group, Inc. 1996 Stock Option Plan and the stockholders of the Company approved the same; and

WHEREAS, the Compensation Committee of the Board of Directors adopted certain amendments to the provisions of the United Retail Group, Inc. 1996 Stock Option Plan, effective March 6, 1998;

NOW, THEREFORE, the Company hereby approves and adopts the Restated United Retail Group, Inc. 1996 Stock Option Plan on the following terms and conditions:

SECTION 1. DEFINITIONS. The following terms have the following meanings when used in this Plan, in both singular and plural forms:

"ASSIGNEE" means a member of the immediate family of an Optionee to whom the Optionee has assigned an Option.

"ASSOCIATE" means any full-time associate of an Employer.

"CHANGE IN CONTROL" means (a) the acquisition after the Effective Date by any person (defined for the purposes of this Section to mean any person within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than the Company, the Chief Executive Officer of the Company, or an employee benefit plan created by the Board of Directors of the Company for the benefit of its Associates, either directly or indirectly, of the beneficial ownership (determined under Rule 13d-3 of the Regulations promulgated by the Securities and Exchange Commission ("SEC") under Section 13(d) of the Exchange
Act) of any securities issued by the Company if, after such acquisition, such person is the beneficial owner of securities issued by the Company having 20% or more of the voting power in the election of Directors at the next meeting of the holders of voting securities to be held for such purpose of all of the voting securities issued by the Company, if such person acquired such beneficial ownership without the prior consent of the Board of Directors of the Company;
(b) the election of a majority of the Directors, elected at any meeting of the holders of voting securities of the Company, who were not nominated for such election by the Board of Directors or a duly constituted committee of the

Board of Directors; or (c) the merger or consolidation with or transfer of substantially all of the assets of the Company to another person if the Board of Directors does not adopt a resolution, before the Company enters into any agreement for such merger, consolidation or transfer, determining that it is not a Change in Control.

"CODE" means the Internal Revenue Code of 1986, as now in effect or hereafter amended and as now or hereafter interpreted, construed and applied by regulations, rulings and cases.

"COMMITTEE" means (a) the members of the Compensation Committee of the Board of Directors of the Company who are non-employee directors within the meaning of SEC Rule 16b-3(b)(3)(i), who, if they are fewer than all the members, shall constitute an ad hoc committee of the Board of Directors, or (b) if the Compensation Committee has fewer than two members who are such non-employee directors, such other committee of the Board of Directors of the Company having at least two members who are such non-employee directors as may be designated from time to time by the Board of Directors of the Company, provided, however, that if any such Committee is not composed exclusively of such non-employee directors, the Committee will consist only of those members who are such non-employee directors.

"COMPANY" means United Retail Group, Inc., a Delaware corporation.

"DATE OF GRANT" means (a) in the case of a formula grant to a Director under
Section 2, the date of the annual meeting of stockholders of the Company to which the grant relates, (b) in the case of a discretionary Committee grant under Section 3, generally, the date action is taken by the Committee to grant an Option, or (c) in the case of a discretionary Committee grant under Section 3 where the grant is being made to an Associate being hired by the Employer, in the sole discretion of the Committee, the Associate's date of hire rather than the date on which the Committee subsequently or previously approves the grant of an Option to him or her; provided, however, that the Date of Grant for purposes of determining whether or not an Option is an Incentive Option will be the later of the date of such action or the date of hire.

"DIRECTOR" means a duly elected and acting member of the Board of Directors of the Company.

"DISABILITY" means a disability as defined under the Company's long-term disability benefits plan in effect on the Effective Date.

"EFFECTIVE DATE" means May 28, 1996.

"EMPLOYER" means the Company and any corporation which is a subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

"HOLDER" means the person who is, at the time of reference, entitled to exercise an Option.

"INCENTIVE OPTION" means an Option which meets the requirements of Section 422 of the Code.

"NONINCENTIVE OPTION" means any Option which is not an Incentive Option.

"NOTICE OF EXERCISE" means a notice of exercise of any Option in a form determined by the Committee.

"OPTION" means any right to purchase Shares granted under the Plan.

"OPTION AGREEMENT" means a written agreement between the Company and an Optionee setting forth the terms of an Option.

"OPTION PRICE" means the price per Share at which an Option is exercisable.

"OPTIONEE" means an Associate or Director to whom an unexercised Option has been granted under the Plan.

"PLAN" means this Restated United Retail Group, Inc. 1996 Stock Option Plan.

"PUBLIC DIRECTOR" means a Director who is neither an Associate nor a Director proposed for nomination by Limited Direct Associates, L.P. (pursuant to the Restated Stockholders' Agreement dated December 23, 1992 among the Company and certain of its stockholders, as amended, or any similar arrangement that may replace such Agreement).

"RETIREMENT" means the Termination of an Associate after the Associate's 65th birthday.

"SHARES" means shares of Common Stock, with par value equal to $.001 per share, of the Company.

"TAX PAYMENT LOAN GUARANTY" shall mean a guaranty of payment made by the Company in the amount and under the circumstances described in Section 5.

"TERMINATION" means the termination of the Optionee's relationship with the Company including termination of the Optionee's employment and status as Director. An Optionee who is absent from employment or other relationship with the Company for a reason or purpose and for a period of time approved by the Committee, in its sole discretion, shall not for the period of such absence be deemed, solely because of such absence, to have suffered a Termination, unless and until the Committee otherwise determines.

"TERMINATION DATE" means May 28, 2006.

"VALUE" means (a) if the Shares are listed or admitted to trading on a national securities exchange (including the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ")), the closing price of Shares on the principal securities exchange on which the Shares are listed or admitted to trading on the day prior to the date of determination, or if no closing price can be determined for the date of determination, the most recent date for which such price can reasonably be ascertained, or (b) if the Shares are not listed or admitted to trading on a national securities exchange but are publicly traded, the mean between the representative bid and asked prices of the Shares in the over-the-counter market at the closing of the day prior to the date of determination or the most recent such bid and asked prices then available, as reported by NASDAQ or if the Shares are not then quoted by NASDAQ as furnished by any market maker selected from time to time by the Company for that purpose, or (c) if neither (a) nor (b) is applicable, the fair market value on the applicable date as determined by the Committee in good faith using factors the Committee deems to be relevant including but not limited to any sale of Shares to an independent third party.

SECTION 2.        FORMULA GRANTS TO DIRECTORS.

         2.1. ELIGIBILITY AND FORMULA. Beginning on the Effective Date and until the Termination Date, all Public Directors elected at each year's annual meeting of the stockholders will automatically be granted an Option to purchase 3,000 Shares. All Options granted under this Section are intended to be formula awards under SEC Rule 16b-3 and will not be subject to any provision of the Plan that gives the Committee discretion to change the terms of such Options to the extent that such Committee discretion will cause the Options granted under this Section to cease to be formula awards under SEC Rule 16b-3.

         2.2. TERMS. All Options granted to Directors under this Section 2 will be on the following terms:

                  2.2.1. Each Option will be a Nonincentive Option.

                  2.2.2. Each Option will have an Option Price equal to the Value of a Share as of the Date of Grant.

                  2.2.3. Each Option will become exercisable as to 20% of the Shares subject to the Option on the completion of the first full year after the Date of Grant and as to an additional 20% of such Shares on the completion of each full year thereafter prior to Termination.

                  2.2.4. Notwithstanding Section 2.2.3 but subject to Section 4.5, each Option will become immediately exercisable as to 100% of the Shares subject to the Option upon (a) a Change in Control or (b) the Optionee's death or Disability, provided, however, that the Committee within 90 days after the Termination of an Optionee for a reason other than death or Disability may make his Option(s)) immediately exercisable as to 100% of the Shares subject to the Option.

                  2.2.5. Each Option will lapse on the earliest of (a) the date 10 years and one day after the Date of Grant, or (b) the date one year after the Termination of the Optionee if the Termination is due to death or Disability or if the Optionee dies within 90 days of Termination, or (c) the date 90 days after Termination if the Termination is for any reason other than death or Disability, provided, however, that the Committee within 90 days after the Termination of an Optionee may defer the lapse of his Option (s) to the date 10 years and one day after the Date of the Grant.

SECTION 3.        DISCRETIONARY GRANTS TO ASSOCIATES.

         3.1. ELIGIBILITY AND DISCRETIONARY AWARDS. Subject to the limitations contained in the Plan, the Committee may, at any time prior to the Termination Date, grant Options to Associates whom the Committee determines to be executive and key management Associates of the Employer. In determining the Associates to whom Options may be granted and the terms and conditions of such grants, the Committee may take into account the nature of the services rendered by such Associates, their past, present and potential contributions to the success of the Employer, and such other factors as the Committee deems relevant. In no event, however, shall the Committee grant Options to any Associate who is also a Director on the Date of the Grant.

         3.2.     TERMS OF ASSOCIATE OPTIONS.

                  3.2.1. Subject to the provisions of the Plan and applicable law, the Committee will, in its sole discretion, determine the terms and conditions of any Options granted to an Associate at the time of grant.

                  3.2.2. In the absence of any provision in the grant of an Option to the contrary, the Option will have the following terms:

                           (a) The Options will be Incentive Options with
respect to the maximum number of Shares that may be Incentive Options and Nonincentive Options with respect to all other Shares.

                           (b) Each Option will have an Option Price equal to
the Value of a Share as of the Date of Grant.

                           (c) Each Option will become exercisable as to 20% of
the Shares subject to the Option on completion of the first full year of employment of the Optionee after the Date of Grant and as to an additional 20% of such Shares on the completion of each full year of such employment thereafter until Termination.

                           (d) Each Option will lapse on the earliest of (i) for
an Incentive Option, the date 10 years after the Date of Grant, and for a Nonincentive Option, the date 10 years and one day after the Date of Grant, (ii) the date one year after the Termination of the Optionee if the Termination is due to death or Disability or if the Optionee dies within 90 days of the date of Termination, or (iii) the date 90 days after Termination for any other reason.

                  3.2.3. Subject to Section 4.5, each Option granted under
Section 3 will become immediately exercisable as to 100% of the Shares subject to the Option upon (a) a Change in Control, or (b) the Optionee's death, Disability, or Retirement.

                  3.2.4. Nonincentive Options granted after March 5, 1998 shall provide, and Nonincentive Options granted prior to March 6, 1998 may be amended to provide, that if the Optionee shall so direct at least 60 days prior to the date of exercise, either (i) the Shares issued upon exercise of the Option shall be issued and registered on the Company's stockholder list as follows: the number of Shares having a Value on the date of exercise equal to the exercise price paid in connection with the exercise shall be issued to and registered in the name of the Optionee and the remainder of the Shares shall be issued to and registered in the name of the trustee under the Company's Supplemental Retirement Savings Plan, or (ii) the number of Shares otherwise issuable upon exercise of the Option shall be reduced by the number of Shares having a Value on the date of exercise equal in the aggregate to the exercise price of the gross number of Options and the net number of Shares after such reduction shall be issued to and registered in the name of the trustee under the Company's Supplemental Retirement Savings Plan.

SECTION 4.        RESTRICTIONS ON ALL OPTIONS.

         4.1. OPTION AGREEMENTS. Each grant of an Option must be reduced to writing in an Option Agreement, in such form as the Committee determines, within a reasonable period after the Date of Grant. Any action taken after the Date of Grant may be reflected in an amendment to or restatement of such Option Agreement.

         4.2. CORPORATE MERGERS; ACQUISITIONS. The Committee may grant Options having terms and provisions which vary from those specified in the Plan if such Options are granted in substitution for, or in connection with the assumption of, existing options granted by another corporation and assumed or otherwise agreed to be provided for by the Company in connection with a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which any Employer is a party.

         4.3. RESTRICTIONS ON TERMS OF OPTIONS. Each Option shall be subject to the following restrictions:

                  4.3.1. No Shares will be issued under the Plan unless and until all applicable requirements imposed by federal and state securities laws and by any stock exchanges or NASDAQ upon which the Shares may be listed have been fully met.

                  4.3.2. No Option will have an Option Price less than 100% of the Value of a Share as of the Date of Grant.

                  4.3.3. Each Option will lapse no later than the date 10 years and one day after the Date of Grant.

                  4.3.4. Subject to Sections 2.2.4, 3.2.3 and 8, no more than 25% of the Shares subject to each Option may become exercisable before completion of the first full year of employment of the Optionee after the Date of Grant and no more than an additional 25% of such

Shares may become exercisable before the completion of each full year of such employment thereafter until Termination.

         4.4. MAXIMUM NUMBER. In no event shall the Committee grant Options to an Associate to purchase a total of more than 60,000 Shares under the Plan, including any Options that lapse or are surrendered for cancellation.

         4.5. SIX MONTH RULE. Nothing in the Plan will permit an Option to be exercisable within six months of the Date of Grant except in the case of the Optionee's death.

SECTION 5. TAX PAYMENT LOAN GUARANTY. The Committee will have authority, at the time of grant of a Nonincentive Option or on the exercise by the Optionee of an Option which is not taxed as an Incentive Option, to authorize an unconditional guaranty of payment by the Company of a full recourse loan on terms acceptable to the Committee obtained by the Optionee who exercised the Option from a commercial bank or a registered broker-dealer for the exclusive purpose of paying personal income or excise taxes incurred as a result of such exercise. Loan guaranties will be issued if the Committee, in its sole discretion, determines them to be appropriate and in the best interests of the Employer to assist in the payment of income and excise taxes incurred on exercise of such Option.

SECTION 6. EXERCISE OF OPTIONS.

         6.1. NOTICE OF EXERCISE. Options may be exercised only by delivery to the Vice President- Human Resources or such other person designated by the Committee of a Notice of Exercise and payment under Section 6.2 for the Shares. Except as specifically provided, an Option shall be exercisable during the Optionee's lifetime only by the Optionee or his or her Assignee.

         6.2. DELIVERIES ON EXERCISE.

                  6.2.1. Any Notice of Exercise will be effective only if the Holder pays to the Company the Option Price for the portion of any Option being exercised and pays the Company an amount equal to any tax withholding required to be made.

                  6.2.2. The Holder may, in his or her sole discretion, pay all or a portion of the Option Price for the portion of an Option being exercised by surrender and delivery of Shares already owned by the Holder for not less than six months. Any such Shares delivered in full or partial payment of the Option Price shall be valued at the Value as of the date of receipt of the Shares by the Company.

                  6.2.3. The Committee may, in its sole discretion, permit all or a portion of any amount required to be withheld for taxes to be paid by surrendering and delivering Shares already owned by the Holder or by withholding a portion of the Shares that otherwise would be issued to the Holder upon exercise of the

Option. Any such Shares surrendered or withheld will be valued at the Value as of the date of receipt for surrendered Shares or as of the date of exercise of the Option for withheld Shares. Any election to have Shares withheld from the Shares that would otherwise be issued to the Holder upon exercise must be made during or as of the period beginning on the third business day following the date of release of quarterly or annual financial data of the Company and ending on the twelfth business day following such date.

         6.3. TIME AND MANNER RESTRICTIONS. The Committee has the right to limit the time and manner of exercise of Options to comply with applicable law including but not limited to federal securities laws.

        6.4. DELIVERY OF SHARES. As soon as reasonably practicable following exercise, a certificate representing the Shares purchased will be registered in the name of the Holder and will be delivered to the Holder or, at the direction of the Holder in accordance with Section 3.2.4, will be registered in the name of the trustee under the Company's Supplemental Retirement Savings Plan and will be delivered to the trustee.

SECTION 7. THE COMMITTEE.

         7.1. POWERS OF COMMITTEE. The Committee will have the power to do the following:

                  7.1.1 To grant Options on such terms not inconsistent with the Plan as the Committee determines;

                  7.1.2. To maintain records relating to Optionees, Assignees and Holders;

                  7.1.3. To prepare and furnish to Optionees, Assignees and Holders all information required by applicable law or the Plan;

                  7.1.4. To construe and apply the provisions of the Plan and to correct defects and omissions therein;

                  7.1.5. To engage assistants and professional advisers;

                  7.1.6. To provide procedures for determination of claims under the Plan;

                  7.1.7. To make any factual determinations necessary or useful under the Plan; and

                  7.1.8. To adopt and revise rules, regulations and policies under the Plan.

         7.2. DELEGATION. The Committee may delegate to any one or more of its number authority to sign any documents on its behalf or to perform ministerial acts, but no person to whom such authority is delegated shall perform any act involving the exercise of any discretion without first obtaining the concurrence of a majority of the members of the Committee, even though he or she alone may sign any document required by third parties. The Committee may designate a secretary, who may be a member of the Committee. All third parties may rely on any communication signed by the secretary, acting as such, as an official communication from the Committee.

         7.3. BINDING EFFECT OF ACTIONS. All actions taken by the Committee under the Plan will be final and binding on all persons.

         7.4. INDEMNIFICATION. No member of the Committee, nor any Associate to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or awards made thereunder, and each member of the Committee shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company's Certificate of Incorporation and By-laws, as amended from time to time.

SECTION 8.        ACTIONS BY COMMITTEE AFTER GRANT.

         8.1. GENERAL. The Committee may, subject to the consent of the Holder under Section 9.2, where the action impairs or adversely alters the rights of the Holder, at any time and from time to time after the Date of Grant of any Option, modify the terms of any grant to terms which would have been permitted for such grant on the Date of Grant.

         8.2. ANTIDILUTION PROVISIONS. If, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, recapitalization or other such change, the Shares are increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation; then:

                  8.2.1. The number and kind of shares of stock or other securities into which each outstanding Share is changed or for which each such Share may be exchanged, will automatically be substituted for each Share subject to an unexercised Option and for each Share available for additional grants.

                  8.2.2. The Option Price will be increased or decreased proportionately so that the aggregate Option Price for the securities subject to the Option remains the same as immediately prior to such event and the ratio of the Option Price to the Value of the securities subject to the Option is no more favorable to the Holder than the ratio of the Option Price to the Value immediately before such event.

                  8.2.3. The Committee shall make such other adjustments to Options and the provisions of the Plan and Option Agreements as may be appropriate and equitable, and not confer on the Holder more favorable benefits than those of the Holder before the event, which adjustments may provide for the elimination of fractional shares or units.

         8.3. MERGER OF THE COMPANY. If, directly or indirectly, (a) the Company is a party to a merger or consolidation agreement with a corporation that is not a subsidiary of the Company, (b) the Company is a party to an agreement to sell substantially all of its assets to any person other than a subsidiary of the Company, or (c) any person other than the Company or one of its subsidiaries has publicly announced an offer to purchase more than 5% of the outstanding voting securities of the Company, the Committee, in its sole discretion, may provide that, for a period beginning on the later of the date six months after the Date of Grant or 15 days before the closing of any such proposed transaction, and not extending beyond the earlier of the date on which the Options would otherwise lapse and the date of the closing of such proposed transaction, notwithstanding the provisions of any Option Agreement, all Options granted under the Plan may be exercised by the Holders in whole or in part during such period, and that upon the closing of such proposed transaction, all Options under the Plan will expire and be null and void. At least 15 days prior to the closing of such proposed transaction, the Company must notify each Holder that the Option is exercisable under this Section. If the agreement for such proposed transaction is terminated, (a) all exercises under this Section of Options will be void ab initio (from the outset), (b) the Company will refund the applicable Option Price and withholding tax and the Holder will return any Shares issued, and (c) the Option will be reinstated and exercisable thereafter on the terms of the Options without regard to that application of this Section.

         8.4. AUTHORITY TO ACCELERATE. Notwithstanding anything else in the Plan to the contrary other than Section 4.5, the Committee may, at the time of grant or at any time or from time to time thereafter, accelerate the time at which Options become exercisable or waive any provisions of the Plan relating to the manner of payment or procedures for the exercise of any Options. Any such acceleration or waiver may be made effective (a) with respect to one or more or all Optionees under the Plan, (b) with respect to some or all of the Shares subject to an Option of any Optionee or (c) for a period of time ending at or before the expiration date of any Option. If the waiver of any provisions constitutes a new grant of an Option or the grant of an additional derivative security for purposes of SEC Rule 16b-3, the date of the waiver will be deemed to be a new Date of Grant for purposes of Section 4.5. If the waiver of any provisions constitutes a new grant of an Option for purposes of Code Section 424, the Committee must determine if the Option retains its status as an Incentive Option.

         8.5. SURRENDERS. The Committee may permit the voluntary surrender of all or a portion of any Option granted under the Plan. Upon surrender, the Options surrendered will be canceled and the Shares or units previously subject to them will be available for the grant of other Options.

SECTION 9.        AMENDMENT OF THE PLAN.

         9.1. RIGHT TO AMEND, ETC. The Company may amend, suspend or terminate the Plan at any time, provided that, unless first approved by the stockholders of the Company, no amendment may be made in the Plan which:

                  9.1.1. Materially increases the benefits accruing to participants under the Plan;

                  9.1.2. Materially increases the number of securities which may be issued under the Plan; or

                  9.1.3. Materially modifies the requirements as to eligibility for participation in the Plan.

         9.2. IMPAIRMENT OF RIGHTS OF HOLDERS. No amendment to the Plan or the terms of any grant hereunder shall be made so as to impair or adversely alter the rights of any Holder without such Holder's consent. Actions by the Committee under Section 8.2 or 8.3 do not constitute an amendment of the Plan or of any grant.

SECTION 10. SHARES RESERVED; PREVIOUS PLANS. The maximum number of Shares which may be issued under the Plan will be 440,000 Shares, subject to adjustment under
Section 8.2, and such number of Shares will be reserved for issuance under the Plan. Each previous stock option plan of the Company is hereby amended so that no additional options may be granted thereunder on or after the Effective Date except in exchange for the surrender and cancellation of an equal number of outstanding options issued thereunder, provided, however, all Options granted under any previous stock option plan will remain in full effect. The Shares issued on exercise of Options may be authorized and unissued Shares or Shares held by the Company as treasury stock. If any Option under this Plan terminates, expires, lapses or is canceled as to any Shares, new Options may thereafter be granted for the purchase of such Shares.

SECTION 11.       MISCELLANEOUS.

         11.1 REGISTRATION. The Company shall (i) prepare and file with the SEC amendments to the Registration Statement with respect to the Plan as may be necessary or advisable to permit the continued and uninterrupted exercise of Options and the resale of Shares purchased pursuant to the exercise of Options or as may be required by the SEC, (ii) execute such other documents, and take such other actions, as may be necessary or advisable to cause the Registration Statement, as the same may be amended, to comply with the Securities Act of 1933 (the "Securities Act") and the Rules and Regulations thereunder, and (iii) register and qualify all Shares purchased pursuant to the exercise of Options for resale by the Holder in the State of New Jersey and in each state adjacent to the State of New Jersey. An amendment to the Registration Statement necessary for the resale of Shares purchased pursuant to the exercise of Options shall be filed by the Company within five business days after the Secretary of the Company receives a written request from a Holder to file an amendment. The Registration Statement shall not be withdrawn by the Company until all the Options shall have lapsed, or until all Shares purchased upon the exercise of Options shall have been resold, as the case may be.

         11.2. NO RIGHT TO EMPLOYMENT. Nothing in the Plan or in any Option or Option Agreement will confer upon any Associate or Director any right to continue in the employment or other relationship of any Employer or to be entitled to any remuneration or benefits not set forth in the Plan or such Option Agreement or interfere with or limit the right of any Employer to terminate such Associate's employment or Director's relationship at any time.

         11.3. SUCCESSORS AND ASSIGNS. The obligations of the Company under the Plan will be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

         11.4. RIGHTS AS STOCKHOLDER. No Holder will have any of the rights of a stockholder of the Company with respect to the Shares issuable under the Plan until certificates for such Shares have been issued.

         11.5. EXPENSES. All expenses and costs in connection with administration of the Plan will be borne by the Company.

         11.6. SECTION 16. Any provision of this Plan will be deemed amended and void to the extent it causes a violation under Section 16 of the Exchange Act and the rules thereunder.

         11.7. LIMITATION OF LIABILITY. The liability of the Company under this Plan or in connection with any exercise of an Option is limited to the obligations expressly set forth in the Plan and in any of the Option Agreements and no term or provision of this Plan or any Option Agreement will be construed to impose any further or additional duties, obligations or costs on the Employer not expressly set forth in the Plan and the Option Agreement.

         11.8. BENEFICIARIES AND ASSIGNMENT OF RIGHTS. No Option or other right under the Plan may be assigned, pledged, hypothecated, given, or otherwise transferred by the Holder, except that (a) an Optionee will be entitled to designate a beneficiary of the Option upon the Optionee's death by delivering such designation in writing to the Committee, (b) if no such designation is made by the Optionee, the Option will be transferred upon the Optionee's death as determined under the applicable laws of descent and distribution, (c) an Option shall be transferred in accordance with a qualified domestic relations order (as defined in the Code), and (d) an Optionee will be entitled to assign an Option to a member of his immediate family, who, after such assignment, shall have all the rights and obligations of the Optionee with respect to the Option, provided, however, that the provisions of the Plan relating to death, Disability, Retirement, Termination and employment, including vesting provisions, shall remain unchanged and shall continue to refer to the Optionee. If an Optionee suffers a Disability and does not have the capacity to exercise an Option, such Option will be exercisable by the Optionee's guardian or attorney-in-fact during the Optionee's lifetime.

         11.9. NOTICES. Notices required or permitted to be made under the Plan will be sufficiently made if personally delivered or sent by first-class, registered, or certified mail addressed (a) to the Holder at the Holder's address as set forth in the books and records of the Employer, or (b) to the Company or the Committee at the principal office of the Company to the attention of the Vice President-Human Resources. Any party may change its address through the method described above.

         11.10. CAPTIONS. The captions and section numbers appearing in this Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

         11.11. APPLICABLE LAW. The Plan will be governed by and interpreted, construed, and applied in accordance with the laws of the State of New Jersey to the extent that they apply.

         11.12. SEVERABILITY. If any provisions of the Plan are held illegal or invalid for any reason, such illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.